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                                                                     Exhibit 5.3

                                                           Advocaten
                                                           Notarissen
                                                           Belastingadviseurs



To Coca-Cola HBC Finance B.V.
Herengracht 556                                            Tripolis
1017 CG Amsterdam                                          Burgerweeshuispad 301
                                                           P.O. Box 75084
                                                           1070 AB  Amsterdam

                                                           T  +31 20 577 1771
                                                           F  +31 20 577 1775




Date  13 November 2003                              Mr J.J.J. Schutte
Our ref. F: \396\20260460\l004b-1216(F-4)/na        advocaat
                                                    E  joost.schutte@debrauw.com
                                                    T  020 - 577 14 44
                                                    F  020 - 577 17 72


                 [letterhead De Brauw Blackstone Westbroek N.V.]

Dear Sirs,


                            COCA-COLA EXCHANGE OFFER
           $500,000,000 NOTES DUE 2013 FOR $500,000,000 NOTES DUE 2013
           $400,000,000 NOTES DUE 2015 FOR $400,000,000 NOTES DUE 2015


1      INTRODUCTION

       I have acted on behalf of De Brauw Blackstone Westbroek N.V. as Dutch legal adviser (advocaat) to Coca-Cola HBC Finance B.V., with corporate seat in Amsterdam, (the "Issuer") in connection with the exchange offer (the "Offer") of $500,000,000 5,125% notes due 2013 (the "2013 Notes")
       and $400,000,000 5,500% notes due 2015 (the "2015 Notes" and together with the 2013 Notes, the "Notes") all of which to be registered under the United States Securities Act of 1993 and stated to be fully unconditionally and irrevocably guaranteed as to payment of principal and interest by the Coca-Cola Hellenic Bottling Company S.A. (the "Guarantor") for any and all of its outstanding 5.125% notes due 2013 and 5.500% notes due 2015, respectively. This opinion is delivered in connection with the registration statement in respect of the Notes on Form F-4 of the Issuer to be filed with the United States Securities and Exchange Commission (the "SEC") (the "Registration Statement").



De Brauw Blackstone Westbroek N.V., The Hague, is registered with the trade register in the Netherlands under no. 27171912.
All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V.
The agreement is subject to the General Conditions, which have been filed with the register of the District Court in The Hague and contain a limitation of liability.
Client account notaries ING Bank no. 69.32.13.876.



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2      DUTCH LAW

       This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.


3      SCOPE OF INQUIRY; DEFINITIONS

       For the purpose of this opinion, I have examined the following documents:

3.1 A faxed copy of an executed copy of a of a registration rights agreement dated 17 September 2003 between the Issuer, the Guarantor and the Initial Purchasers (as defined therein) (the "Registration Rights Agreement").

3.2 A faxed copy of an executed copy of an indenture dated 17 September 2003 between the Issuer, the Guarantor and The Bank of New York (the "Trustee") (the "Indenture"), including:

       o    the form of registered security (the "REGISTERED NOTES");

       o    the form of legend for global securities (the "GLOBAL NOTES");

       and faxed copies of two specimen Registered Notes containing the terms and conditions of the 2013 Notes and the 2015 Notes, respectively (the "Terms and Conditions").

3.3 A faxed copy of the Registration Statement on Form 4 relating to the registration, to be filed with the SEC on or about 13 November 2003 (excluding the documents incorporated in the registration statement by reference and any annexes to it).

3.4 A faxed copy of a written resolution of the Issuer's managing board (directie) dated 9 September 2003 for the issuance of certain long-term notes, including a power of attorney granted by the Issuer to D. Constantinou, B. Douglas, J. Gustavsson and J. Fulton (each an Authorised Person) (the "Power of Attorney I").

3.5 A faxed copy of a confirmation from CC Beverages Holdings II B.V. in its stated capacity as the Issuer's sole shareholder dated on or about 12 November 2003.

3.6 A faxed copy of a written resolution of the Issuer's managing board (directie) dated on or about 12 November 2003, including a power of attorney granted by the Issuer to D. Constantinou, B. Douglas, J. Gustavsson and J. Fulton (each an "Authorised Person") (the "Power of Attorney II" and together with the Power of Attorney I, the "Power of Attorney").



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3.7    A faxed copy of a notarial copy of the Issuer's deed of incorporation containing its articles of association as filed with the chamber of commerce and industry for Amsterdam (the "Chamber of Commerce").

3.8 A faxed copy of a trade register extract regarding the Issuer provided by the Chamber of Commerce and dated 12 November 2003.

       In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

3.9 Confirmation from the Chamber of Commerce that the trade register extract referred to in this paragraph 3 is up to date.

3.10   Confirmation from the office of the bankruptcy division
       (FAILLISSEMENTSGRIFFIE) of the Amsterdam district court that the Issuer is not registered as having been declared bankrupt or granted suspension of payments.

       My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

3.11   In this opinion:

       "AGREEMENTS" means the Indenture and the Registration Rights Agreement.

       "DISPENSATION" means a letter from the Netherlands Authority for the Financial Markets (STICHTING AUTORITEIT FINANCIELE MARKTEN) granting a dispensation from the prohibition of article 3 paragraph 1 of the 1995 Act on the Supervision of the Securities Trade (Wet toezicht effecntenverkeer 1995) in respect of the issue and the Offer of the Notes, which dispensation has not yet been applied for at the date hereof.

       "Notes" includes, where the context so permits, the Registered Notes and the Global Notes.

4      Assumptions

       For the purpose of this opinion, I have made the following assumptions:

4.1 All copy documents conform to the originals and all originals are genuine and complete.

4.2    Each signature is the genuine signature of the individual concerned.



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4.3    Any minutes and extracts from minutes referred to in paragraph 3 are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those minutes and any written resolutions referred to in paragraph 3 were validly passed and remain in full force and effect without modification. Any confirmation referred to in paragraph 3 is true.

4.4 The Issuer has no works council (ondernemingsraad) within the meaning of the Works Council Act (Wet op de Ondernemingsraden).

4.5 The Agreements have been entered into, and the Notes have been or will have been issued, in the form referred to in paragraph 3.

4.6 The Registration Statement will have been filed with the SEC in the form referred to in paragraph 3.

4.7 The Agreements are within the capacity and powers of, and have been validly authorised and entered into by, each party other than the Issuer and the Notes have been or will have been validly authenticated in accordance with the Indenture.

4.8 The Power of Attorney will remain in full force and effect without modification and no rule of law which under the The Hague Convention on the Law applicable to Agency 1978 applies or may be applied to the existence and extent of the authority of any person authorised to sign the Agreements or the Notes on behalf of the Issuer under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

4.9 The Agreements have been signed on behalf of the Issuer by an Authorised Person under the Power of Attorney and the Notes will have been signed on behalf of the Issuer, manually or, with the approval of the person concerned, in facsimile by an Authorised Person under the Power of Attorney.

4.10 When validly signed by all the parties, the Agreements and the Notes are valid, binding and enforceable on each party under the laws of the State of New York ("NEW YORK LAW") by which they are expressed to be governed. Under New York Law, the choice of New York Law as the governing law of the Agreements applies to the submission of jurisdiction of the courts of the State of New York or the courts of the United States of America located in the county of New York (the "NEW YORK COURTS") pursuant to
       Section 117 of the Indenture and Section 5.11(b) of the Registration Rights Agreement (the "JURISDICTION CLAUSES").

4.11   Under New York Law the Issuer's payment obligations under the Notes are



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       unsecured and unsubordinated.

4.12 The Notes will be offered anywhere in the world, and such offer has been and will be announced, only in accordance with the Dutch 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995) and the Dispensation.

4.13 The Issuer complies with Chapter 2 of the 1992 Banking Act Exemption Regulation (Vrijstellingsregeling Wtk 1992) and therefore does not require a banking licence pursuant to Section 6 of the 1992 Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992).

4.14 The Agreements and each transaction entered into pursuant to them have been entered into, and the Notes have been or will have been issued, on an arm's length basis.


4      OPINION


       Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1 The Issuer has been incorporated and is existing as a limited liability company (naamloze vennootschap) under Dutch law.

5.2 The Issuer has the corporate power to enter into and perform the Agreements and to issue and perform the Notes.

5.3 The Issuer has taken all necessary corporate action to authorise its entry into and performance of the Agreements and its issue and performance of the Notes.

5.4    The Agreements and the Notes have been validly signed by the Issuer.

5.5 Under Dutch law there are no governmental or regulatory consents, approvals or authorisations required by the Issuer for its entry into and performance of the Agreements or for its issue and performance of the Notes.

5.6 Under Dutch law there are no registration, filing or similar formalities required to ensure the validity, binding effect and enforceability against the Issuer of the Agreements and the Notes except for the purpose of complying with the assumptions in paragraphs 4.11 and 4.12.

5.7 The entry into and performance of the Agreements, and the issue and performance of the Notes, by the Issuer do not violate Dutch law or the articles of

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       association of the Issuer.

5.8 Under Dutch law the choice of New York law as the governing law of the Agreements and the Notes is recognised and accordingly New York law governs the validity, binding effect and enforceability against the Issuer of the Agreements and the Notes.

5.9 To the extent that Dutch law applies, the Issuer's payment obligations under the Notes are unsecured and rank at least pari passu with the claims of all its other unsecured creditors (except for claims preferred by law).

5.10 A judgment rendered by a court in New York will not be recognised and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a court in New York (the "foreign court") which is enforceable in New York (the "foreign judgment") and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the foreign court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

5.11 The statements in the Registration Statement under the heading "Dutch Taxation", in each case to the extent that they are statements as to Dutch tax law, are correct.

6      QUALIFICATIONS

       This opinion is subject to the following qualifications:

6.1 This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2 Under Dutch law, notwithstanding the recognition of New York Law as the governing law of the Agreements and the Notes:

       o effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Agreements and the Notes;

       o Dutch law will be applied insofar as it is mandatory irrespective of the governing law of the Agreements and the Notes;

       o the application of New York Law may be refused if it is manifestly incompatible with Dutch public policy;

       o regard will be had to the law of the jurisdiction in which performance takes





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       place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3 The enforcement in a Dutch court of the Agreements and the Notes and of foreign judgments is subject to Dutch rules of civil procedure.

6.4 To the extent that Dutch law applies, any provision that the holder of any Note may be treated as its absolute owner may not be enforceable under all circumstances.

6.5 To the extent that Dutch law applies, title to a Note may not pass if (i) the Note is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title
       (beschikkingsbevoegdheid) to the Note or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

6.6 To the extent that the Indenture constitutes general conditions within the meaning of Section 6:231 Civil Code (Burgerlijk Wetboek, "CC")), a holder of a Note may nullify (vernietigen) a provision therein if (i) the Issuer has not offered the holder a reasonable opportunity to examine the Indenture or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Note is a natural person not acting in the conduct of a profession or trade. The substitution provisions in Section 802 and 803 of the Indenture might fall within the scope of Section 6:236 CC.

6.7 If a Note has been signed on behalf of the Issuer (manually or in facsimile) by a person who at the signing date is, but before the date of the Note and its authentication and issue ceases to be, a duly authorised representative of the Issuer, enforcement of the Note in a Dutch court may require that the holder of the Note submits a copy of the Indenture.

6.8 In proceedings in a Dutch court for the enforcement of the Agreements, the court may mitigate amounts due in respect of litigation and collection costs.

6.9 To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.10 Under Dutch law, any trust to which the Convention on the Law applicable to Trusts and their Recognition 1985 (the "TRUST CONVENTION") applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

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6.11   The trade register extract referred to in paragraph 3 does not provide conclusive evidence that the facts set out in it are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.12 The confirmation from the office of the bankruptcy division referred to in paragraph 3 does not provide conclusive evidence that the Issuer has not been declared bankrupt or granted suspension of payments.

6.13   I do not express any opinion on:

       (a)  the validity of any transfer of a Note or any other in rem matters;

       (b)  any co-ownership interest, including its validity, in any Note;

       (c) the succession of the Issuer by any successor corporation or person set forth in Section 5.5 of the Registration Rights Agreement;

       (d)  Section 107(b) and (d) , Section 503 the penultimate paragraph,
            Section 504 and Section 515 of the Indenture; and

       (e)  Section 5.11(c) of the Registration Rights Agreement.

6.14 Except for paragraph 5.11, I do not express any opinion as to any taxation matters.

7      RELIANCE

       This opinion is solely for the purpose of the Registration. It is not to be transmitted to anyone nor is it to be relied upon for any other purpose or quoted or referred to in any public document or filed with anyone without my written consent except that (i) it may be filed with the SEC as an exhibit to the Registration Statement and (ii) it may be referred to under the caption "Validity of the new Notes and the Guarantees" in the prospectus included in the Registration Statement (but I do not admit that I am a person whose consent for that filing and reference is required under Section 7 of the United States Securities Act of 1933, as amended).

Yours faithfully,




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J.J.J. SCHUTTE
for De Brauw Blackstone Westbroek N.V.


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